EXHIBIT 10.6
                                                                    ------------

                                    ADDENDUM
                                 JOHN E. STOKELY
                   EMPLOYMENT AND SEVERANCE BENEFITS AGREEMENT
                   -------------------------------------------

         Pursuant to Section 12 of the Employment and Severance Benefits Agreement, dated as of April 28, 1996, between RICHFOOD HOLDINGS, INC., a Virginia Corporation (the "Company"), and John E. Stokely (the "Employee") (the "Agreement"), and in accordance with Sections 1.01, 3.01, 3.02, 3.03, 3.04, 4.01 and 5.01 of the Richfood Supplemental Executive Retirement Plan, as amended and restated as of December 2, 1998 (the "SERP"), and action taken by the Executive Compensation Committee of the Board of Directors of the Company on December 2, 1998, this addendum constitutes specific written confirmation that the Agreement and Employee's SERP benefit are modified as follows, effective December 2, 1998:

         FIRST:   Section 6 is amended by redesignating subsection (b) as
subsection (d) and revising it to read as follows:

                  Notwithstanding the above, upon any Change in Control of the Company, Employee shall be entitled to receive a lump sum payment in an amount equal to the present value of the benefit Employee otherwise would have been entitled to receive upon retirement under the SERP on or after December 1, 2007. The amount of such lump sum payment shall be calculated in accordance with Exhibit A attached hereto.

         SECOND: Section 6 is amended, effective December 2, 1998, by adding the following new subsections (b)and (c):

         (b) Assuming Employee's continued employment with the Company or an affiliate as of such date, Employee shall be entitled to and vested in the following unreduced benefits under the SERP as of the indicated dates:

                                                  Percentage of Vested
         Date                                Credited Monthly Compensation*
        ------                               ------------------------------

   December 1, 1998                                        40%

   December 1, 2001                                        50%

   December 1, 2007                                        70%

* Less applicable qualified plan and social security offsets.

         (c) Employee may elect to retire or commence receiving his benefit (if he is no longer employed on such date) under the SERP at any time on or after December 1, 2007, and receive the vested benefit Employee has accrued under the SERP as of such date.

         THIRD:   Exhibit A referred to in Subsection 6(d) of the Agreement is revised as of the date of this Addendum in the form attached hereto and made a part of the Agreement.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf, and Employee has duly executed this Agreement, all as of December 2, 1998.

                                     RICHFOOD HOLDINGS, INC.



                                     By:  /s/ John C. Belknap
                                          ----------------------
                                          Executive Vice President and
                                          Chief Financial Officer

                                     JOHN E. STOKELY



                                     /s/ John E. Stokely
                                     ---------------------------
                                     John E. Stokely


Attachment